SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8K12g3

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  January 31, 2002


                                   ATNG, INC.
                          ----------------------------
       (Exact name of registrant as specified in its charter post-merger)

Texas                            000-28519                  76-0510754
---------------------            ----------                 -----------------
(State or other                 (Commission File No.)       (IRS Employer
jurisdiction of                                             Identification  No.)
incorporation)


                 6401 Poplar Ave., Suite 330, Memphis, TN 38119
            --------------------------------------------------------
                                  (New Address)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (901) 818-4880

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

        None.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        None


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

        None.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        None.


ITEM 5. OTHER EVENTS

        None.


ITEM 6. RESIGNATION AND APPOINTMENT OF DIRECTORS

        None.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

            Exhibits:

                Financial Statements for year ended 12/31/00 for ATNG, Inc. F-1 - F-19.

                Audited Interim Financial Statements for period ended 9/30/00 and 9/30/01 for ATNG, Inc. F-20 - F-24.

                Pro forma Financial Information for ATNG, Inc. F-25 - F-30.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 5, 2002                ATNG, INC.


                                           /s/ Robert Gates
                                       By: -----------------------------------
                                           Robert Gates, President

                                   ATNG, INC.
                          (A Development Stage Company)
                          Index to Financial Statements







Independent Auditor's Report                                                   F-2

Balance Sheet
    December 31, 2000                                                          F-3

Statement of Operations
    Period from Inception (January 20, 2000) to December 31, 2000              F-4

Statement of Stockholders' Deficiency
    Period from Inception (January 20, 2000) to December 31, 2000              F-5

Statement of Cash Flows
    Period from Inception (January 20, 2000) to December 31, 2000              F-6 - F-7

Notes to Financial Statements                                                  F-8 - F-18


                          INDEPENDENT AUDITOR'S REPORT


To The Board of Directors and Stockholders
ATNG, Inc.

We have audited the accompanying balance sheet of ATNG, Inc. (a development stage company) as of December 31, 2000, the related statements of operations, stockholders' deficiency and cash flows for the period from inception (January 20, 2000) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATNG, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the period from inception (January 20, 2000) to December 31, 2000 in conformity with accounting principals generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has not commenced principal operations, has incurred significant operating losses since inception and has a significant working capital deficit. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                              /s/ Wheeler Wasoff, P.C.
                              Wheeler Wasoff, P.C.

Denver, Colorado
October 26, 2001


                                   ATNG, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                DECEMBER 31, 2000

                                     ASSETS


CURRENT ASSETS
   Cash                                                                                    $   1,619
     Prepaid expenses and other                                                                9,283
                                                                                           -----------

          Total Current Assets                                                                10,902

PROPERTY AND EQUIPMENT                                                                        56,435

INTELLECTUAL PROPERTY                                                                        102,345
                                                                                           ------------

                                                                                           $ 169,682


                              LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
   Accounts payable                                                                        $ 105,056
                                                                                             653,080
   Accrued salaries
      Payroll taxes payable                                                                   49,995
      Accrued interest                                                                         4,446
      Notes payable- related                                                                 138,210
      Notes payable- other                                                                   125,000
                                                                                           ------------

           Total Current Liabilities                                                       1,075,787
                                                                                           ------------


COMMITMENTS AND CONTINGENCIES (Notes 10 and 12)

STOCKHOLDERS' DEFICIENCY
   Common stock, $.01 par value; authorized 50,000,000 shares
      Issued -27,285,874 shares; outstanding - 25,785,874 shares                             257,858
   Capital in excess of par value                                                          1,122,134
   Deficit accumulated during the development stage                                        2,286,097)
                                                                                           ------------

                                                                                            (906,105)

                                                                                           $ 169,682
                                                                                           ============



   The accompanying notes are an integral part of these financial statements.

                                   ATNG, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
          PERIOD FROM INCEPTION (January 20, 2000) TO DECEMBER 31, 2000



REVENUES                                                             $       -
                                                                  ------------


OPERATING EXPENSES
   General and administrative                                        1,522,170
   Interest                                                              4,446
   Depreciation                                                          9,689
                                                                  ------------

                                                                     1,536,305

OTHER EXPENSES
   Write-off of investment in marketable securities                    149,792
   Write-off of investment in joint venture                            600,000
                                                                  ------------

                                                                       749,792

NET (LOSS)                                                        $(2,286,097)
                                                                  ============

NET (LOSS) PER COMMON SHARE
BASIC AND DILUTED                                                    $   (.09)
                                                                  ============

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
BASIC AND DILUTED                                                   25,282,492
                                                                  ============



   The accompanying notes are an integral part of these financial statements.






                                   ATNG, INC.
                          (A Development Stage Company)
                      STATEMENT OF STOCKHOLDERS' DEFICIENCY
          PERIOD FROM INCEPTION (January 20, 2000) TO DECEMBER 31, 2000


                                                                                                                    Deficit
                                                                                                                  Accumulated
                                                                                                Additional         During the
                                                                     Common Stock                Paid- in         Development
                                                                                                 Capital             Stage
                                                               Shares           Amount

Balance, January 20, 2000 (inception)                                    -          $     -           $     -             $     -
   Common stock issued to founders
        valued at $.01 per share for:
        Cash                                                     8,250,000           82,500                 -                   -
        Equipment                                                2,500,000           25,000                 -                   -
        Accrued wages                                            3,526,700           35,267                 -                   -
        Conversion of loans                                      7,223,300           72,233                 -                   -
   Common stock issued for services
        at $0.01 per share                                       3,500,000           35,000                 -                   -
   Common stock issued for marketable
        securities, valued at $.92 per share                       163,034            1,630           148,162                   -
   Common stock issued for cash at
        $1.44 per share                                            600,000            6,000           860,000                   -
   Common stock issued for cash at
        $5.00 per share                                             22,840              228           113,972                   -
   Net (loss)                                                            -                -                 -         (2,286,097)
                                                                ----------        ---------        ----------        ------------

Balance, December 31, 2000                                      25,785,874        $ 257,858        $1,122,134        $(2,286,097)
                                                                ==========        =========        ==========        ============




   The accompanying notes are an integral part of these financial statements.

                                   ATNG, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
          PERIOD FROM INCEPTION (January 20, 2000) TO DECEMBER 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss)                                                     $  (2,286,097)
  Adjustments to reconcile net (loss) to
     net cash (used) by operating activities
       Depreciation                                                      9,689
       Debt for expenses                                                80,433
       Write-off of marketable securities                              149,792
       Write-off of Korean joint venture                               600,000
       Common stock issued for services & wages                         70,267
     Other                                                              (9,290)
   Changes in assets and liabilities
      (Increase) in prepaids and other                                  (9,283)
      Increase in accounts payable and accrued expenses                159,497
     Increase in accrued salaries                                      653,080
                                                                   ------------

  Net cash (used) by operating activities                            (581,912)
                                                                   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Cash paid for property and equipment                             (41,124)
     Cash paid for intellectual property                             (102,345)
     Investment in Korean joint venture                              (600,000)
                                                                   -----------

  Net cash (used) by investing activities                            (743,469)
                                                                   -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from borrowings- related                                202,500
     Repayment of borrowings- related                                 (63,200)
     Proceeds from borrowings- other                                  135,000
     Repayment of borrowings- other                                   (10,000)
     Proceeds from sale of common stock                             1,062,700
                                                                   -----------

  Net cash provided by financing activities                         1,327,000
                                                                   -----------

NET INCREASE IN CASH                                                    1,619
CASH, BEGINNING OF PERIOD
                                                                            -

CASH, END OF YEAR                                                  $    1,619
                                                                  ============




   The accompanying notes are an integral part of these financial statements.

                                   ATNG, INC.
                          (A Development Stage Company)
                       STATEMENT OF CASH FLOWS (CONTINUED)
          PERIOD FROM INCEPTION (January 20, 2000) TO DECEMBER 31, 2000


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                During the period ended December 31, 2000, the Company paid no cash for interest on debt.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

                During 2000, the Company issued common stock for non-cash consideration as follows:

o 13,250,000 shares, valued at $.01 per share, to officers/directors/founders for equipment, accrued wages, and conversion of loan.

o 3,500,000 shares, valued at $.01 per share, to six individuals for services rendered to the Company as of inception.

o    163,034 shares, valued at $.92 per share, for marketable securities.

     During 2000, an officer/director/founder of the Company paid expenses on behalf of the Company in the aggregate amount of $80,433, repayable in the form of a promissory note, of which $72,233 was converted to common stock.



   The accompanying notes are an integral part of these financial statements.

                                   ATNG, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        ORGANIZATION

         ATNG, Inc. (the "Company") was incorporated under the laws of the State of Nevada on January 20, 2000. The Company is a Memphis, Tennessee based company, which will provide voice and data telecommunications services utilizing Voice over Packet ("VOP") network. Its signature product is BlueKiwi residential long distance service. BlueKiwi is a flat rate, unlimited long distance calling plan offering instate and state -to-state calling in the contiguous U.S. and unlimited long distance calling to South Korea. The Company is considered a development stage company as defined by Statement of Financial Accounting Standards (SFAS) No.7.

         The Company has not earned any revenue and its efforts, since inception, have consisted of financing activities, the acquisition of technology and initial test marketing of its services.

         On October 16, 2001, the Company completed an agreement and plan of Reorganization with Pathobiotek Diagnostics Inc., a public company (Note 13).

         PROPERTY AND EQUIPMENT

         Furniture and equipment is recorded at cost. Depreciation is provided by use of the straight-line method over the estimated useful lives of the related assets of five to seven years. Expenditures for replacements, renewals and betterments are capitalized. Maintenance and repairs are charged to operations as incurred.

         INTELLECTUAL PROPERTY

         The Company has capitalized the cost of proprietary intellectual property for voice/speech compression, which can be implemented in either computer software or electronic hardware, acquired under an agreement entered into with unrelated parties. (See Note 4). The acquired technology has alternative future uses in the Company's planned operations.

         The Company applies SFAS 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed", to software technologies developed internally, acquired in business acquisitions, and purchased. Internal development costs are included in research and development and are expensed as incurred. SFAS 86 requires the capitalization of certain internal development costs once technological feasibility is established, which, based on the Company's development process, generally occurs upon the completion of a working model. Capitalized costs will be amortized based on the greater of the straight-line basis over the estimated product life or the ratio of current revenue to the total of current and anticipated future revenue.

         Purchased developed technology will be amortized based on the greater of the straight-line basis over its estimated useful life or the ratio of current revenue to the total of current and anticipated future revenue. The recoverability of the carrying value of purchased developed technology will be reviewed periodically. The carrying value of developed technology will be compared to the estimated future gross revenue from that product reduced by the estimated future costs of completing and disposing of that product, including the costs of performing maintenance and customer support (net undiscounted cash flows) and to the extent that the carrying value exceeds the undiscounted cash flows, the difference is written off.

                                   ATNG, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. SOP 98-1 has been adopted by the Company.

         The Company has not capitalized any internal costs associated with the further development of the acquired intellectual property technology.

         The Company has applied for a patent from the U.S. Patent Office for voice compression technology under development. The costs associated with obtaining this patent are capitalized and will be amortized over the economic useful life of the patent upon issuance of the patent.

         MARKETABLE SECURITIES

         The Company accounts for investments in marketable securities under SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company determines the appropriate classification at the time of purchase. Securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at cost, adjusted for amortization of premiums and discounts to maturity. Marketable securities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value, which is based on quoted prices. Unrealized gains and losses, net of tax, are reported as a separate component of shareholders' equity. The cost of securities available-for-sale is adjusted for amortization of premiums and discounts to maturity. Interest and amortization of premiums and discounts for all securities are included in interest income. Realized gains and losses are included in other income. Cost of securities sold is determined on a specific identification basis. (See Note 5).

         DEFERRED OFFERING COSTS

         Deferred offering costs consisted of costs incurred in connection with a proposed public offering of the Company's common stock. During the period ended December 31, 2000, the Company charged to operations $73,083 of costs incurred in connection with a proposed offering of the Company's common stock on Form SB2 which was voluntarily withdrawn by the Company.

         REVENUE RECOGNITION

         Revenue will be recognized as services are provided to customers. Monthly recurring charges will include fees paid by customers for lines of service, additional features on those lines and co-location space. These charges will be billed monthly, in advance, and will be fully earned during the month. Usage charges and reciprocal compensation charges will be billed in arrears and will be fully earned when billed. Initial, non-recurring fees will be deferred and amortized over estimated customer lives.

                                   ATNG, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         IMPAIRMENT OF LONG-LIVED ASSETS

         The Company has adopted SFAS 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of", which requires that long-lived assets to be held be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company will assess the recoverability of the carrying cost of long-lived assets based on a review of projected undiscounted cash flows related to the asset held for use. If assets are determined to be impaired, then the asset is written down to its fair value based on the present value of the discounted cash flows of the related asset or other relevant measures (quoted market prices or third-party offers).

         INCOME TAXES

         The Company has adopted the provisions of SFAS 109, "Accounting for Income Taxes". SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (LOSS) PER SHARE

         (Loss) per common share is computed based on the weighted average number of common shares outstanding during the period. Convertible equity instruments, such as stock warrants, are not considered in the calculation of net loss per share as their inclusion would be antidilutive.

         SHARE BASED COMPENSATION

         In October 1995, SFAS 123 "Accounting for Stock-Based Compensation" was issued. This standard defines a fair value based method of accounting for an employee stock option or similar equity instrument. This statement gives entities a choice of recognizing related compensation expense to employees by adopting the fair value method or to continue to measure compensation using the intrinsic value approach under Accounting Principles Board (APB) Opinion No. 25. The Company has elected to utilize APB 25 for measurement; and will, pursuant to SFAS 123, disclose on a supplemental basis the pro forma effects on net income and earnings per share of using the fair value measurement criteria.

                                   ATNG, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


         CASH EQUIVALENTS

         For purposes of reporting cash flows, the Company considers as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase.

         NEW TECHNICAL PRONOUNCEMENTS

         In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS 141 "Business Combinations" and SFAS 142 "Goodwill and Other Intangible Assets". SFAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for under the purchase method. For all business combinations for which the date of acquisition is after June 30, 2001, SFAS 141 also establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain rather than deferred and amortized. SFAS 142 changes the accounting for goodwill and other intangible assets after an acquisition. The most significant changes made by SFAS 142 are: 1) goodwill and intangible assets with indefinite lives will no longer be amortized; 2) goodwill and intangible assets with indefinite lives must be tested for impairment at least annually; and 3) the amortization period for intangible assets with finite lives will no longer be limited to forty years. The Company does not believe that the adoption of these statements will have a material effect on its financial position, results of operations or cash flows.

         In June 2001, the FASB also approved for issuance SFAS 143, "Asset Retirement Obligations." SFAS 143 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including (1) the timing of the liability recognition, (2) initial measurement of the liability, (3) allocation of assets retirement cost to expense, (4) subsequent measurement of the liability and (5) financial statement disclosure. SFAS 143 requires that an asset retirement cost should be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. The provisions of SFAS 143 are effective for financial statements issued for fiscal years beginning after June 15, 2002. The adoption of SFAS 143 is not expected to have a material effect on the Company's financial position, results of operations or cash flows.

         In August 2001, the FASB also approved SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 replaces SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The new accounting model for long-lived assets to be disposed of by sale applies to all long-lived assets, including discounted operations, and replaces the provisions of APB Opinion No. 30, "Reporting Results of Operations-Reporting the Effects of Disposal of a Segment of a Business," for the disposal of segments of a business. SFAS 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discounted operations. Therefore, discounted operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS 144 also broadens the reporting of discontinued operations to include all components of an entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, are to be applied prospectively. The adoption of SFAS 144 is not expected to have a material effect on the Company's financial position, results of operations or cash flows.

                                   ATNG, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         FAIR VALUE

         The carrying amount reported in the balance sheet for cash, prepaid expenses, accounts payable and accrued liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.

         CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash. The Company maintains cash accounts at one financial institution. The Company periodically evaluates the credit worthiness of financial institutions, and maintains cash accounts only in large high quality financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts. The Company believes that credit risk associated with cash is remote.

         COMPREHENSIVE INCOME

         There are no adjustments necessary to net (loss) as presented in the accompanying statements of operations to derive comprehensive income in accordance with SFAS 130, "Reporting Comprehensive Income."

NOTE 2 - BASIS OF ACCOUNTING

         The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and extinguishment of liabilities in the normal course of business. At December 31, 2000 the Company had not commenced principal operations and, as shown in the accompanying financial statements, has incurred losses during the initial period ended December 31, 2000 of $2,290,097 and at December 31, 2000 has a working capital deficiency of $1,064,885.

         The Company requires financing to fund its future operations and will attempt to meet its ongoing liabilities as they fall due through the sale of equity securities and/or debt financing. There can be no assurance that the Company will be able to raise the necessary financing to continue in operation or meet its liabilities as they fall due or be successful in achieving profitability from its planned operations. Should the Company be unable to realize the carrying value of its assets or discharge its liabilities in the normal course of business, the Company may not be able to remain in operation and the net realizable value of its assets may be materially less than the amounts recorded on the balance sheet.

NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 2000 consists of the following:

         Furniture and equipment                         $  25,000
         Computer equipment                                 41,124
                                                          ---------
                                                            66,124

         Less accumulated depreciation                      (9,689)
                                                          ---------

                                                          $ 56,435
                                                          =========

                                   ATNG, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


         Depreciation expense for the year ended December 31, 2000 was $9,689.


NOTE 4 - INTELLECTUAL PROPERTY

         At December 31, 2000 intellectual property consists of:

         Purchased intellectual property and enhancements         $  97,345
         Patent application costs                                     5,000
                                                                  ---------

                                                                  $ 102,345
                                                                  =========

         The Company entered into an agreement, dated April 22, 2000, with an individual and unrelated companies to purchase intellectual property for voice/speech compression which can be implemented in either computer software or electronic hardware. The other parties failed to perform their obligations under the original agreement. The agreement with the individual was assigned to the Company and amended on September 21, 2000. As of December 31, 2000, the Company paid $71,076 towards the purchase of the intellectual property. Pursuant to the agreement entered into with the individual on September 21, 2000, the Company agreed to issue him and hold in escrow, 1,500,000 shares of the Company's common stock. The shares will be released from escrow and transferred to the individual, in 500,000 share increments, upon the meeting of certain conditions. As of December 31, 2000, none of the shares had been released from escrow. In August 2001, the first project completion benchmark, filing of a patent application, was met and the Company agreed to release 500,000 shares from escrow.

NOTE 5 - INVESTMENTS

         In 2000, the Company agreed to acquire a 49% interest in ATN Korea, LTD under a joint venture arrangement. A director/founder of the Company is the president and CEO of ATN Korea, LTD. There was no formal written agreement underlying the joint venture. The purpose of the joint venture was to provide telecommunication connections to Korea and to serve as a hub for telecommunication connections throughout Asia. During 2000 the Company funded an aggregate $600,000 for equipment and operations to the joint venture. As of December 31, 2000 the Company terminated the joint venture agreement, had not received title to the equipment, and accordingly wrote off its entire investment.

         In 2000, the Company exchanged 163,034 shares of its common stock for 798,892 shares of USATALKS.com, Inc., valued at $149,792 based on the trading price of USATALKS.com, Inc. shares as of the date of the exchange. These shares were classified as available for sale. As of December 31, 2000 USATALKS.com, Inc. had filed for bankruptcy and the Company charged to operations the cost of its investment.



                                   ATNG, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 6 - NOTES PAYABLE
         Notes payable at December 31, 2000 consists of the following:

         Related parties

        Note payable to officer/director, unsecured, due on demand,
             interest at 7%                                                                     $  68,210
        Note payable to former officer,  unsecured, due on demand,
             interest at 10%                                                                       70,000
                                                                                                   ------
                                                                                               $  138,210
         Other

        Note payable, unsecured, due on demand interest at 7%                                   $ 115,000
        Note payable, unsecured, due on demand, interest at 7%                                     10,000
                                                                                                   ------

                                                                                                $ 125,000
                                                                                                =========

NOTE 7 - COMMON STOCK

         During 2000, the Company issued an aggregate 27,685,874 shares of its common stock as follows:

        o 10,750,000 shares, valued at $.01 per share, to a founder/officer/director of the Company for conversion of $72,233 of debt to stock and $35,267 for accrued salaries due to the individual.

        o 10,750,000 shares, valued at $.01 per share, to a founder/officer/director of the Company for cash of $82,500 and equipment valued at $25,000. The equipment was transferred to the individual from a Company that he was a consultant to and was received by him in satisfaction of fees due in the amount of $25,000.

        o 3,500,000 shares to six individuals for services rendered to the Company valued at $.01 per share including 2,500,000 shares to a director/founder of the Company.

        o 163,034 shares for 798,892 shares of USATALKS.com, Inc. common stock, valued at the trading price of USATALKS common stock as of the date of the exchange of $.185 per share (See Note 5).

        o 600,000 shares for cash consideration of $866,000 ($1.44 per share).

        o 22,840 shares for cash consideration of $114,200 ($5.00 per share).

        o 1,500,000 shares, held in escrow, to an individual pursuant to employment agreement (see Note 4). The Company will measure the fair value of the shares held in escrow as of the date at which performance is complete (the measurement date) and will not show the shares as outstanding until that date. As of December 31, 2000 performance had not been completed.

                                   ATNG, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 8 - INCOME TAXES

         At December 31, 2000, the Company had a net operating loss carryforward of approximately $1,600,000 that may be offset against future taxable income through 2020. These carryforwards are subject to review by the Internal Revenue Service.

         The Company has fully reserved the $320,000 tax benefit of operating loss carryforwards, by a valuation allowance of the same amount, because the likelihood of realization of the tax benefit cannot be determined.

         Temporary differences between the time of reporting certain items for financial and tax reporting purposes consists primarily of accrued salaries and wages.

         There is no current or deferred tax expense for the year ended December 31, 2000.

NOTE 9 - RELATED PARTY TRANSACTIONS

        Related party transactions are as follows:

        o Accounts payable at December 31, 2000 included $34,512 due to a former officer of the Company for salary and expenses due as of the date of his termination.

        o During 2000, the Company acquired equipment from an entity owned by a shareholder of the Company for $27,715, of which $22,217 is due and included in accounts payable at December 31, 2000.

        o During 2000, the Company entered into a joint venture agreement with ATN Korea, LTD. a Company whose president/CEO is a founder/director of the Company (See Note 5).

        o During 2000, certain officers/directors/founders of the Company had loan transactions with the Company as follows: (See Note 6)

                o     $70,0000 cash from a former officer.

                o $77,500 cash from an officer/director/founder of which $9,290 was repaid as of December 31, 2000.

                o $55,000 cash and $80,433 expenses paid on behalf of the Company from an officer/director/founder of which $63,200 was repaid in 2000 and $72,233 was converted to common stock at $.01 per share.

        o An officer/director/founder of the Company transferred equipment to the Company valued at $25,000 for 2,500,000 shares of common stock ($.01 per share) (See Note 7).

        o Accrued salaries at December 31, 2000 includes $312,500 and $277,233 due to each of two officers/directors/founders pursuant to their employment agreements and $9,144 due to an officer of the Company.

                                   ATNG, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements

NOTE 10 - COMMITMENTS AND CONTINGENCIES

         In February 2001, the Company entered into a non-cancelable lease for office facilities in Memphis, Tennessee. Minimum payments due under this lease are as follows:

                            Year ending
                            December 31,

                                2001                     $ 60,379
                                2002                       65,868
                                2003                       10,978

        Rent expense for 2000 was $126,878.

        The Company has entered into various employment and consulting agree-ments to provide services to the Company as follows:

        o Employment agreements with its chairman and vice-chairman for a five year period commencing January 1, 2000 under which each of the individuals will have a base salary of $250,000 and an annual bonus of 25% of the base salary. Additionally the individuals will receive health insurance, auto allowance and other benefits pursuant to the agreements.

        o Consulting agreement with its former acting Chief Financial Officer and present Director of Business Operations and Legal Officer for a one year period commencing January 20, 2000, renewable monthly thereafter, providing for a weekly rate of $1,000 and a bonus of 25% of 2000 compensation.

        o Consulting agreement with Millennium Capital Quest Corp. for financial public relations and financial consulting services to the Company for which the Company agreed to pay an initial $25,000 and an additional $15,000 upon filing of a registration statement on Form SB2. As of December 31, 2000, $5,000 was due pursuant to the agreement.

        o Employment agreement with an individual from whom the Company acquired intellectual property (Note 4), providing for an annual salary of $150,000 and a monthly vehicle allowance of $1,000, effective September 21, 2000.

                                   ATNG, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 11 - SEGMENT REPORTING

         In June 1997, SFAS 131, "Disclosure about Segments of an Enterprise and Related Information" was issued, which amends the requirements for a public enterprise to report financial and descriptive information about its reportable operating segments. Operating segments, as defined in the pronouncement, are components of an enterprise about which separate financial information is available and that are evaluated regularly by the Company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments.

         As of December 31, 2000 the Company had not commenced principal operations and all activities have been in conjunction with startup of its telecommunication business activities.

                                   ATNG, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements



NOTE 12 - LEGAL PROCEEDINGS

          On July 20, 2001, Mr. James A. Crunk, a former officer and employee, sued the Company, asserting a series of claims allegedly arising out of his termination by the Company. Mr. Crunk contends that he was fraudulently induced to accept employment with the Company. He also contends that he had an employment agreement that protected him from termination except "for cause" and that the Company had no "cause" to terminate him. He also contends that he was terminated in violation of the Tennessee Public Protection Act and that he was a victim of the Company's alleged violations of 18 U.S.C. Section 1961 et. seq. ("RICO"). Mr. Crunk has prayed for actual damages in the amount of $2,000,000, treble damages, punitive damages, attorneys' fees and liti -gation costs.

         The litigation is in its initial stages. The parties have voluntarily exchanged documents that each contains are relevant to the asserted claims, but no additional discovery has been undertaken. The Company has filed an answer in which it forcefully denies any liability to Mr. Crunk.

NOTE 13 - SUBSEQUENT EVENTS

         Subsequent to December 31, 2000, the Company entered into various agreements in conjunction with commencing its principal operations. The significant agreements are as follows:

        o Web site design agreement with Dreamaire Entertainment, Inc. under which the Company agreed to pay $8,000 for design, construction and maintenance of the web site.

        o Carrier Internet Protocal Service agreement entered into January 18, 2001 for a period of one year.

        o Customer Relationship Management Agreement providing for the furnishing of customer relationship management services for a period of two years through June 2003.

        o Strategic Alliance Agreement with Dishnetwork, Inc. (Dish) for a two year period through August 2003 wherein Dish agrees to market the Company's telecommunications products to Dish customers utilizing the Company's BlueKiwi telephone service.

        o Advertising services with Premier Radio Network, Inc. (Premier) for a two year period through June 2003 whereby Premier agrees to advertising the Company's products for $6,000,000 per year, payable in advance in the form of $3,000,000 in common stock (500,000 shares valued at $6.00 per share) and $3,000,000 in prepaid long distance services.

        o Letter of intent with Xener.com, a South Korea company whose co-president and CEO is an officer of the Company, for forming of a joint venture for use of Xener's VoIP network solutions in the United States.

         On October 16, 2000, the Company completed an agreement and Plan of Reorganization (the Agreement) with Pathobiotek Diagnostics Inc. (Pathobiotek), a public Company incorporated under the laws of the State of Texas, whereby the shareholders of the Company received 27,836,186 shares of Pathobiotek common stock for all of the outstanding shares of common stock of the Company. On completion of the transaction, the Company became a wholly-owned subsidiary of Pathobiotek. However, since this transaction resulted in the existing shareholders of the Company acquiring control of Pathobiotek, for financial reporting purposes the business combination will be accounted for as an additional capitalization of Pathobiotek (a reverse acquisition with the Company as the accounting acquirer).

                                   ATNG, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements

NOTE 13 - SUBSEQUENT EVENTS (continued)

         During the period January 1, 2001 to September 30, 2001, the Company issued an aggregate 1,073,717 shares of its common stock as follows:

        o 500,000 shares for services, per escrow agreement, valued at $6.00 per share. (See Note 4).

        o      6,250 shares for services, valued at $4.00 to $6.00 per share.

        o 1,875 shares as consideration for loans to the Company, valued at $6.00 per share.

        o 500,000 shares to Premier Radio for advertising, valued at $6.00 per share.

        o      65,592  shares  for  cash at  $1.50 to  $6.00  per  share;  costs
               associated   with  the  sale  of  certain  of  these  shares  was
               approximately $92,000.

In October 2001, the Company received an additional $17,500 from the sale of common stock.

Subsequent to December 31, 2000, an aggregate of $472,184 in loans was made to the Company, including $241,500 from related parties.

                          INTERIM FINANCIAL STATEMENTS
                      FOR PERIOD ENDED 9/30/00 AND 9/30/01
                                 FOR ATNG, INC.


                                   ATNG, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               SEPTEMBER 30, 2001
                                   (Unaudited)

                                     ASSETS

CURRENT ASSETS
   Accounts receivable                                                                    $   25,675
     Prepaid advertising                                                                   3,000,000
     Other                                                                                    38,146
                                                                                              ------

          Total Current Assets                                                             3,063,821

PROPERTY AND EQUIPMENT, net                                                                   71,679

INTELLECTUAL PROPERTY                                                                        116,665
                                                                                             -------

                                                                                          $3,252,165


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                                        $ 812,882
   Accrued salaries                                                                        1,201,851
   Accrued expenses                                                                          220,696
   Notes payable- related                                                                    379,710
   Notes payable- other                                                                      267,000
                                                                                             -------

           Total Current Liabilities                                                       2,882,139
                                                                                           ---------

STOCKHOLDERS' EQUITY
   Common stock, $.01 par value; authorized 50,000,000 shares
      Issued -27,859,591 shares ; outstanding - 26,859,591 shares                            268,596
   Capital in excess of par value                                                          7,357,172
   Deficit accumulated during the development stage                                       (7,255,742)
                                                                                          -----------

                                                                                             370,026
                                                                                         -----------
                                                                                          $3,252,165
                                                                                         ===========

                See accompanying notes to financial statements.


                                   ATNG, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                  NINE MONTHS ENDED SEPTEMBER 30, 2000 and 2001
                                   (Unaudited)

                                                                           2000              2001
REVENUES
   Telecom services                                                          $      -         $   98,577
                                                                       --------------         ----------

OPERATING EXPENSES
   Cost of services                                                                 -            404,453
   Selling, general and administrative                                      1,002,484          4,619,306
   Depreciation and amortization                                                2,766             21,374
                                                                       --------------         ----------

                                                                            1,005,250          5,045,133
                                                                       --------------         ----------

OTHER EXPENSES
   Interest expense                                                             1,255             23,089
   Write-off of investment in marketable securities                           149,792                  -
   Write-off of investment in joint venture                                   550,000                  -
                                                                       --------------         ----------

                                                                              701,047             23,089
                                                                       --------------         ----------

NET (LOSS)                                                               $(1,706,297)       $(4,969,645)
                                                                         ============       ============

NET (LOSS) PER COMMON SHARE
BASIC AND DILUTED                                                          $    (.07)         $    (.19)
                                                                           ==========         ==========

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
BASIC AND DILUTED                                                          25,117,328         26,084,209
                                                                           ==========         ==========


                See accompanying notes to financial statements.




                                   ATNG, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                  NINE MONTHS ENDED SEPTEMBER 30, 2000 and 2001
                                   (Unaudited)


                                                                              2000                2001

CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss)                                                                  $ (1,706,297)       $(4,969,645)
  Adjustments to reconcile net (loss) to
     net cash (used) by operating activities
       Depreciation and amortization                                                 2,766             26,990
       Debt for expenses                                                            11,067                  -
       Write-off of marketable securities                                          149,792                  -
       Write-off of Korean joint venture                                           550,000                  -
       Common stock issued for services & wages                                     70,267          3,010,000
   Changes in assets and liabilities
      (Increase) in accounts receivable                                                  -            (25,675)
      (Increase) in prepaids and other                                              (6,051)           (23,087)
      Increase in accounts payable and accrued expenses                             37,532            874,081
     Increase in accrued salaries                                                  462,035            548,771
     Deferred offering costs                                                       (25,000)                 -
                                                                                -----------          ----------

  Net cash (used) by operating activities                                         (453,889)          (558,565)
                                                                                -----------          ----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Cash paid for property and equipment                                          (17,901)           (36,618)
     Cash paid for intellectual property                                           (66,336)           (14,320)
     Investment in Korean joint venture                                           (550,000)                 -
                                                                                -----------          ----------

  Net cash (used) by investing activities                                         (634,237)           (50,938)
                                                                                -----------          ----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from borrowings- related                                              61,200            241,500
     Repayment of borrowings- related                                              (61,200)                 -
     Proceeds from borrowings- other                                               125,000            142,000
     Proceeds from sale of common stock, net                                       987,000            224,384
                                                                                -----------          ----------

  Net cash provided by financing activities                                      1,112,000            607,884
                                                                                -----------          ----------

NET INCREASE (DECREASE) IN CASH                                                     23,874             (1,619)
CASH, BEGINNING OF PERIOD                                                                -              1,619
                                                                                -----------          ----------

CASH, END OF PERIOD                                                             $   23,874            $     -
                                                                                ===========          ==========



                See accompanying notes to financial statements.

                                   ATNG. INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                  NINE MONTHS ENDED SEPTEMBER 30, 2000 and 2001
                                   (Unaudited)


The unaudited financial statements included herein were prepared from the records of the Company in accordance with Generally Accepted Accounting Principles and reflect all adjustments which are, in the opinion of management, necessary to provide a fair statement of the results of operations and financial position for the interim period. Such financial statements generally conform to the presentation reflected in the Company's annual financial statements included elsewhere herein. The current interim period reported herein should be read in conjunction with the Company's annual financial statements.

The results of operations for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

Note 1 - Statement of Cash Flows

During the nine months ended September 30, 2001, the Company issued common stock for non-cash consideration as follows:

o 500,000 shares for services, pursuant to an escrow agreement, valued at $6.00 per share.
o   500,000 shares to Premier Radio for advertising, valued at $6.00 per share.
o   6,250 shares for services, valued at $4.00 to $6.00 per share.
o 1,875 shares as consideration for loans to the Company, valued at $6.00 per share.

                          Pathobiotek Diagnostics, Inc
                            (Now Known as ATNG, Inc.)
                         PRO FORMA FINANCIAL INFORMATION

The accompanying pro forma financial statements present the historical financial information of Pathobiotek Diagnostics, Inc. (Pathobiotek), as adjusted for the acquisition of ATNG, Inc. (ATNG), pursuant to an Agreement and Plan of Reorganization entered into between Pathobiotek and ATNG dated as of August 24, 2001. For financial reporting purposes, the business combination is to be accounted for as an additional capitalization of Pathobiotek (a reverse acquisition with ATNG as the acquirer). The operations of ATNG will be the continuing operations of the combined entities.

Effective October 17, 2001 Pathobiotek changed its name to ATNG, Inc.

The accompanying pro forma balance sheet presents the historical financial information of Pathobiotek as of September 30, 2001, as adjusted for the acquisition of ATNG, accounted for as a reverse acquisition.

The accompanying pro forma statement of operations for the year ended December 31, 2000 combines the historical financial information of ATNG and Pathobiotek for the year ended December 31, 2000 as if the acquisition had occurred at the beginning of the year. The accompanying pro forma statement of operations for the nine months ended September 30, 2001 combines the historical financial information of ATNG and Pathobiotek as if the acquisition had occurred at the beginning of the period.

The pro forma financial statements have been prepared by management, based on the historical financial statements of Pathobiotek and ATNG. These pro forma financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the historical financial statements of Pathobiotek for the nine months ended September 30, 2001 included in Pathobiotek's Form 10-QSB for the nine months ended September 30, 2001, and with the historical financial statements of ATNG as of December 31, 2000 and for the nine months ended September 30, 2001, included elsewhere in this filing on Form 8K/A.


PATHOBIOTEK DIAGNOSTICS, INC.
PRO FORMA FINANCIAL STATEMENTS
       September 30, 2001
                          BALANCE SHEET
                                                                  PATHO-                       PRO FORMA
CURRENT ASSETS                                                    BIOTEK         ATNG         ADJUSTMENTS            PRO FORMA
                                                                       HISTORICAL               DR (CR)           COMBINED
CASH AND CASH EQUIVALENTS                                                $0             $0                                      $0
ACCOUNTS RECEIVABLE                                                                 25,675                                  25,675
EMPLOYEE RECEIVABLES                                                  2,158                            (2,158)  1
DUE FROM LENDER                                                     239,794                          (239,794)  1
PREPAID ADVERTISING                                                              3,000,000                               3,000,000
OTHER                                                                               38,146                                  38,146
                                                               ----------------------------                       -----------------
TOTAL CURRENT ASSETS                                                241,952      3,063,821                               3,063,821
                                                               ----------------------------                       -----------------

PROPERTY AND EQUIPMENT-NET                                           31,151         71,679            (31,151)  1           71,679
                                                               ----------------------------                       -----------------


OTHER ASSETS
DEPOSITS                                                             10,000                           (10,000)  1
PATENT COSTS                                                         59,459        116,665            (59,459)  1          116,665
LESS: ACCUMULATED AMORTIZATION                                      (11,339)                           11,339   1
OTHER ASSETS                                                            300                              (300)  1
                                                               ----------------------------                       -----------------
                                                                     58,420        116,665                                 116,665
                                                               ----------------------------                       -----------------
                          TOTAL ASSETS                             $300,372     $3,252,165                              $3,252,165
                                                               ----------------------------                       -----------------

CURRENT LIABILITIES
CASH OVERDRAFT                                                       $8,432                             8,432   1
TRADE ACCOUNTS PAYABLE AND
                          ACCRUED EXPENSES                          454,724     $1,033,578            454,724   1       $1,033,578
ACCRUED SALARIES                                                                 1,201,851                               1,201,851
DUE TO SHAREHOLDER                                                   26,361        379,710             26,361   1          379,710
NOTES PAYABLE                                                       270,000        267,000            270,000   1          267,000
                                                               ----------------------------                       -----------------
TOTAL CURRENT LIABILITIES                                           759,517      2,882,139                               2,882,139
                                                               ----------------------------                       -----------------

SHAREHOLDERS' EQUITY
COMMON STOCK                                                         15,628        268,596             12,087   3          272,137
ADDITIONAL PAID IN CAPITAL                                        1,857,017      7,357,172          1,860,558   3        7,353,631
DEFICIT ACCUMULATED DURING DEV.                                  (2,300,639)    (7,255,742)          (427,994)  1       (7,255,742)

                                                                                                   (1,872,645)  3

                                                               ----------------------------                       -----------------
TOTAL SHAREHOLDERS' EQUITY                                         (427,994)       370,026                                 370,026
                                                               ----------------------------


                                                                   $331,523     $3,252,165                              $3,252,165
                                                               ----------------------------                       -----------------

                          SEE ACCOMPANYING NOTES TO PRO FORMA FINANCIAL STATEMENTS

                                      F-26



PATHOBIOTEK DIAGNOSTICS, INC
PROFORMA STATEMENT OF OPERATIONS
       December 31, 2000


                                                                                  PATHO-
                                                                                  BIOTEK        ATNG, INC.         PRO FORMA
                                                                                        HISTORICAL             COMBINED
TELECOM REVENUES                                                                          $0                $0                $0
                                                                              ---------------------------------------------------



ADMINISTRATIVE AND GENERAL                                                           529,119         1,522,170         2,051,289
DEPRECIATION AND AMORTIZATION                                                         25,648             9,689            35,337

                                                                              ---------------------------------------------------
                                                                                     554,767         1,531,859         2,086,626
                                                                              ---------------------------------------------------

OTHER EXPENSE
                         Write off of investment in marketable securities                              149,792           149,792
                         write off of investment in joint venture                                      600,000           600,000
INTEREST EXPENSE                                                                       2,974             4,446             7,420
                                                                              ---------------------------------------------------
                                                                                       2,974           754,238           757,212
                                                                              ---------------------------------------------------
NET (LOSS)                                                                         ($557,741)      ($2,286,097)      ($2,843,838)
                                                                              ---------------------------------------------------


NET LOSS PER COMMON SHARE-BASIC AND DILUTED                                                                               (0.111)
                                                                                                               ------------------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-
                         BASIC AND DILUTED                                                                            25,636,580
                                                                                                               ------------------


                         SEE ACCOMPANYING NOTES TO PRO FORMA FINANCIAL STATEMENTS

                                                  F-27



PATHOBIOTEK DIAGNOSTICS, INC
PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
SEPTEMBER 30,2001

              INCOME STATEMENT
                                                         PATHO-                           PRO FORMA
                                                         BIOTEK         ATNG, INC.        ADJUSTMENTS          PRO FORMA
                                                               HISTORICAL                  DR (CR)         COMBINED
TELECOM REVENUES                                                  $0          $98,577                                $98,577
                                                     ------------------------------------------------------------------------
COST OF SERVICES                                                   0          404,453                                404,453
                                                     ------------------------------------------------------------------------
GROSS PROFIT (LOSS)                                                0         (305,876)                              (305,876)

ADMINISTRATIVE AND GENERAL                                   268,640        4,619,306           155,391  2         4,887,946
                                                                                               (155,391) 2
DEPRECIATION AND AMORTIZATION                                 23,261           21,374                                 44,635


                                                     ------------------------------------------------------------------------
LOSS FROM OPERATIONS                                        (291,901)      (4,946,556)                            (5,238,457)

OTHER INCOME                                                       0                0                                      0
INTEREST EXPENSE                                                (970)         (23,089)                               (24,059)

                                                     ------------------------------------------------------------------------
NET (LOSS)                                                 ($292,871)     ($4,969,645)                           ($5,262,516)
                                                     ------------------------------------------------------------------------



NET LOSS PER COMMON SHARE-BASIC AND DILUTED                                                                          ($0.199)
                                                                                                           ------------------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-
     BASIC AND DILUTED                                                                                            26,438,297
                                                                                                           ------------------


              SEE ACCOMPANYING NOTES TO PRO FORMA FINANCIAL STATEMENTS


                                      F-28


                          Pathobiotek Diagnostics, Inc.
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                   (Unaudited)




NOTE 1 - BASIS OF PRESENTATION

The accompanying pro forma financial statements are presented to reflect the acquisition of ATNG, Inc by Pathobiotek Diagnostics, Inc., accounted for as a reverse acquisition, with the operations of ATNG, Inc. being the continuing operations of the combined entities.

The accompanying pro forma balance sheet as of September 30, 2001 has been prepared to give effect to the acquisition of ATNG, Inc. by Pathobiotek Diagnostics, Inc. as if the acquisition occurred on September 30, 2001. The accompanying pro forma statements of operations combines the historical operations of Pathobiotek Diagnostics, Inc. and ATNG, Inc. for the period ended September 30, 2001 and the year ended December 31, 2000 as if the acquisition had occurred at the beginning of each of the periods presented.



NOTE 2 - PRO FORMA ADJUSTMENTS

The unaudited pro forma financial statements reflect the following pro forma adjustments:

1. Adjust for the distribution of net assets and liabilities of Pathobiotek Diagnostics, Inc. transferred to a newly incorporated company.

2.  Eliminate advances from ATNG, Inc. to Pathobiotek Diagnostics, Inc.

3. Reflect recapitalization of 354,088 shares of Pathobiotek Diagnostics, Inc outstanding as of the date of the reverse acquisition of Pathobiotek
Diagnostics, Inc. by ATNG, Inc.


NOTE 3 - (LOSS) PER COMMON SHARE

Pro forma loss per common share for the period ended September 30, 2001 and year ended December 31, 2000 is computed based on the weighted average number of common shares outstanding during the periods, assuming that the 354,088 shares of Pathobiotek Diagnostics, Inc. outstanding as of the date of the reverse acquisition were outstanding as of the beginning of each of the periods presented.

                                    ATNG, Inc
                        Management Discussion & Analysis
                      Nine months ended September 30, 2001


Operations

The Company commenced operations in the third quarter of 2001 through the launch of a nationwide advertising campaign on the Premiere Radio Network. Sales during the period ended September 30, 2001 were $102,575 contrasted with no sales for the comparable period ended September 30, 2000. Operating loss for the period ended September 30, 2001 was $1,642,635 compared to an operating loss of $1,645,807 for the comparable period in 2000.

Operating expenses for the periods are compared below:

                                                       2000          2001

Advertising                                                          $121,493
Network and Call Center costs                                        $385,393
Payroll and related costs                            $715,352        $758,856
All other costs                                      $230,663        $310,368
Write off of Korean Investment  and
Marketable Securities                                $699,792
Offering Costs                                                       $169,101
Total                                                $1,645,897      $1,745,211

The Company expects sales to increase during the remainder of the year as the advertising campaign on Premiere Radio Network produces customers.

Liquidity and Capital Resources

The Company continued its efforts to raise additional capital through the sale of stock through Private Placement and Loans from Officers/Directors/Founders and others. During the nine months ended September 30, 2001 additional funding was obtained in the form of $375,167 in Loans and $241,517 from the sale of stock at amounts varying between $6.00 to $1.00 per share. The Company is confident it can continue to raise the necessary capital to fund the operations of the Company.

In addition, certain suppliers, vendors and consultants to the Company have agreed to take stock in the Company in exchange for their debt at December 31, 2001. This arrangement will significantly reduce accounts payable and increase the equity of the Company.


                                      F-30